     As filed with the Securities and Exchange Commission on October 7, 1999

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              -------------------

                        DUALSTAR TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)

                              -------------------

          DELAWARE                                            13-3776834
(State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification No.)


          11-30 47TH AVENUE                                     11101
      LONG ISLAND CITY, NEW YORK                             (Postal Code)
(Address of principal executive offices)

                             1994 STOCK OPTION PLAN
                            (Full title of the plan)

                              -------------------

                                  GREGORY CUNEO
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                11-30 47TH AVENUE
                        LONG ISLAND CITY, NEW YORK 11101
                     (Name and address of agent for service)

                                 (718) 340-6655
          (Telephone number, including area code, of agent for service)

                              -------------------

The Commission is requested to send copies of all orders, notices and communications to:

                            EILEEN P. MCCARTHY, ESQ.
                               GOULD & WILKIE LLP
                            ONE CHASE MANHATTAN PLAZA
                          NEW YORK, NEW YORK 10005-1401
                                 (212) 344-5680

                              -------------------

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------
                                        Proposed maximum    Proposed maximum        Amount of
 Title of securities to   Amount to be   offering price        aggregate           registration
      be registered        registered      per unit(1)      offering price(1)           fee
-----------------------------------------------------------------------------------------------
Common  Stock,  $.01  par
value                      1,300,000(2)        $5.75           $7,475,000           $2,078
-----------------------------------------------------------------------------------------------

(1) Estimated, in accordance with Rule 457(c) and (h) under the Securities Act of 1933, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock of Registrant on October 4, 1999, as reported on the NASDAQ National Market.

(2) Pursuant to Rule 416 under the Securities Act of 1933, there are also registered hereunder an indeterminate amount of such additional Common Shares as may become issuable under said Plan through the operation of applicable anti-dilution provisions.

                                EXPLANATORY NOTE

     This Registration Statement, on Form S-8, is being filed by DualStar Technologies Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "SEC") pursuant to General Instruction E to Form S-8 for the purpose of registering under the Securities Act of 1933, as amended (the "Act") 1,300,000 additional shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") for issuance pursuant to the Company's 1994 Stock Option Plan, as amended.

     The Company has heretofore registered under the Act a total of 2,200,000 shares of Common Stock for issuance under the Company's 1994 Stock Option Plan by means of the currently effective Registration Statement on Form S-8 (Registration No. 33-97708) previously filed with the SEC (the "Prior Registration Statement").

     The contents of the Prior Registration Statement is hereby incorporated by reference into this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents of the Registrant which have been filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act") are incorporated by reference into this Registration Statement.

     (a) Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1999; and

     (b) Description of the Common Stock set forth in Registration Statement on Form 8-A filed February 13, 1995.

     All documents filed by the Registrant with the SEC pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Restated Certificate of Incorporation ("Certificate of Incorporation") provides that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, indemnify and advance expenses to any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for shall not be deemed exclusive of any other rights.

     Section 145 of the General Corporation Law of the State of Delaware allows the Company to indemnify officers, directors, employees and agents against judgements, fines and amounts paid in settlement in certain actions, including reasonable costs and expenses, associated with civil and criminal suits related to their services in these capacities. The indemnification applies to civil cases arising from acts made in good faith, reasonably believing that they were in or not opposed to the best interests of the Company. It may also apply to criminal cases if the person had no reason to believe his conduct was unlawful. In some cases, the availability of indemnification may be up to the discretion of the court in which the suit was brought.

     The Certificate of Incorporation also provides that no director of the Company shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions. This provision does not abrogate a director's fiduciary duty to the Company and its shareholders, but eliminates personal liability for monetary damages for breach of that duty. This provision does not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty (which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the Company and those of the director) or for violations of the federal securities laws.

     The Company also maintains directors and officers liability insurance for the benefit of its officers and directors.


ITEM 8. EXHIBITS.


    Exhibit Number
   (Regulation S-K
 Item 601 Designation)                                   Exhibit

         (4)             -     Instruments defining the rights of security
                               holders:

                         - DualStar Technologies Corporation 1994 Stock Option Plan, as amended (incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1999).

         (5)             -     Opinion of Gould & Wilkie LLP

         (23) (a)        -     Consent of Grant Thornton LLP

         (23) (b)        -     Consent of Gould & Wilkie LLP (contained in their
                               opinion filed as Exhibit (5)).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Long Island City, New York, on October 4, 1999.


                                     DUALSTAR TECHNOLOGIES CORPORATION


                                     By: /s/ Gregory Cuneo
                                        ------------------
                                             Gregory Cuneo
                                             Chairman, President and
                                             Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this amendment to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                          Title                                   Date
         ---------                          -----                                   ----

/s/ Gregory Cuneo                     Chairman, President and                October 4, 1999
------------------------------        Chief Executive Officer
Gregory Cuneo


/s/ Robert J. Birnbach                Executive Vice President,              October 4, 1999
------------------------------        Chief Financial Officer
Robert J. Birnbach                    [Principal Financial
                                      Officer] and Director


/s/ Joseph C. Chan                    Vice President and                     October 4, 1999
------------------------------        Chief Accounting
Joseph C. Chan                        Officer [Principal
                                      Accounting Officer]


/s/ Ronald Fregara                    Executive Vice President               October 4, 1999
------------------------------        and Director
Ronald Fregara



/s/ Michael J. Abatemarco             Director                               October 4, 1999
------------------------------
Michael J. Abatemarco




/s/ Lloyd I. Miller, III              Director                               October 4, 1999
------------------------------
Lloyd I. Miller, III



/s/ Michael F. Whalen, Jr.            Director                               October 4, 1999
------------------------------
Michael F. Whalen, Jr.



/s/ Jared E. Abbruzzese               Director                               October 4, 1999
------------------------------
Jared E. Abbruzzese



/s/ Raymond L. Steele                 Director                               October 4, 1999
------------------------------
Raymond L. Steele



/s/ Stephen J. Yager                  Executive Vice President,              October 4, 1999
------------------------------        Secretary and Director
Stephen J. Yager


                                  EXHIBIT INDEX

     Following is the list of Exhibits, as required by General Instruction E to Form S-8:

 Exhibit Number
(Regulation S-K
  Item 601
 Designation)                                      Exhibit

     (4)             -    Instruments defining the rights of security holders:

                     - DualStar Technologies Corporation 1994 Stock Option Plan, as amended (incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1999).

     (5)             -    Opinion of Gould & Wilkie LLP

     (23) (a)        -    Consent of Grant Thornton LLP

     (23) (b)        -    Consent of Gould & Wilkie LLP (contained in their
                          opinion filed as Exhibit (5)).